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                                                                   Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Amended and Restated 1989 Stock Option Plan of Gliatech Inc. of our report dated February 11, 1997 with respect to the consolidated financial statements of Gliatech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cleveland, Ohio
May 19, 1997